Exhibit 99.1

ARROW ELECTRONICS, INC. 9201 E. DRY CREEK ROAD CENTENNIAL, CO 80112 303-824-4000

ARROW ELECTRONICS AMENDED CREDIT FACILITY INCREASED TO $2 BILLION

— Maturity Extended to December 2023 —

FOR IMMEDIATE RELEASE

CENTENNIAL, Colo. — Dec. 18, 2018 — Arrow Electronics, Inc. (NYSE:ARW) announced today that the company has amended its revolving credit facility, extending its maturity to December 2023 and its capacity to $2 billion. The credit facility previously matured in December 2021 and totaled $1.8 billion.

“The extension and expansion of our revolving credit facility is part of our proactive liquidity management, and reflects the strength of our company,” said Chris Stansbury, senior vice president and chief financial officer. “When combined with our strong cash flows and balance sheet, the credit facility enhances our financial flexibility.”

Arrow Electronics guides innovation forward for over 150,000 of the world’s leading manufacturers of technology used in homes, business and daily life. With 2017 sales of $26.6 billion, Arrow aggregates electronics and enterprise computing solutions for customers and suppliers in industrial and commercial markets. The company maintains a network of more than 345 locations serving over 80 countries. Learn more at FiveYearsOut.com.

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Contact:                                                                                                Steven O’Brien

Vice President, Investor Relations

303-824-4544

Media Contact:                                                          John Hourigan

Vice President, Global Communications

303-824-4586